Exhibit 10.8

FIRST AMENDMENT

To The

RE-ESTABLISHED RETIREMENT PLAN FOR HOURLY EMPLOYEES OF

KEWAUNEE SCIENTIFIC CORPORATION

(As Amended and Restated Effective as of May 1, 2012)

THIS AMENDMENT, made and executed by Kewaunee Scientific Corporation (the “Company”):

W I T N E S S E T H

WHEREAS, the Company maintains the Re-Established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation (the “Plan”), which was most recently amended and restated in its entirety by an instrument effective as of May 1, 2012; and

WHEREAS, pursuant to Section 12.2 of the Plan, the Company reserved the right to amend the Plan, from time to time, in its discretion as long as such amendment does not cause assets of the Trust Fund to be diverted or used for purposes other than the exclusive benefit of participants, to favor highly compensated employees or to amend the Plan in a manner which would reduce accrued benefits in violation of Section 411(d)(6) of the Code; and

WHEREAS, in accordance with Section 12.2 of the Plan, the Board of Directors of the Company has found desirable to make certain changes in order to satisfy the requirements of the United States Supreme Court decision in United States v. Windsor.

NOW THEREFORE, pursuant to the authority reserved to the Company under Section 12.2 of the Plan, the Plan be and hereby is amended as set forth below effective as provided herein.

Effective June 26, 2013, Section 15.3 of the Plan is amended to read as follows:

15.3 Governing Law. This Plan shall be regulated, construed and administered under the laws of the State of North Carolina to the extent that such laws are not pre-empted or superseded by the laws of the United States of America.

IN WITNESS WHEREOF, this First Amendment to the Re-Established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation is hereby properly executed on the 27th day of August, 2014.

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker
Senior Vice President, Finance On behalf of the Board of Directors

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